EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the TorreyPines Therapeutics, Inc. 2006 Equity Incentive Plan of our report dated March 28, 2007, with respect to the consolidated financial statements of TorreyPines Therapeutics, Inc. included in its Annual Report (Form 10-K) for  the year ended December 31, 2006, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

San Diego, California
March 28, 2007